UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2007

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 Tuttle Crossing Boulevard, P.O. Box 4900, Dublin, Ohio	43016-0993
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2007, Dominion Homes, Inc. (the “Company”), entered into indemnification agreements (the “Indemnification Agreements”) with each of its executive officers and directors (collectively, the “Indemnified Persons”). The Indemnification Agreements provide the Indemnified Persons with indemnification to the greatest extent permitted under Ohio law and the Company’s Amended and Restated Code of Regulations. The Indemnification Agreements also require the Company to advance expenses to an Indemnified Person prior to the final determination of any proceeding if the Indemnified Person delivers to the Company an undertaking to repay such advanced amounts if it is ultimately determined that indemnification by the Company is not available.

The above description is qualified in its entirety by reference to the full text of the Indemnification Agreement, a form of which is attached hereto and incorporated by reference herein as Exhibit 99.1. The following are the executive officers and directors who have entered into Indemnification Agreements:

Douglas G. Borror	Chairman of the Board, Chief Executive Officer

Jeffrey A. Croft	President, Chief Operating Officer

William G. Cornely	Executive Vice President of Finance and Chief Financial Officer

David S. Borror	Vice Chairman

Robert R. McMaster	Director

Betty D. Montgomery	Director

Carl A. Nelson, Jr.	Director

Zuheir Sofia	Director

David P. Blom	Director

R. Andrew Johnson	Director

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Form of Indemnification Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ William G. Cornely
William G. Cornely, Executive Vice President of Finance and Chief Financial Officer

Date: November 14, 2007